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                                                                   EXHIBIT 10.25

                              AMENDMENT AGREEMENT


     This AMENDMENT AGREEMENT (the "Agreement") is entered into effective as of
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September 14, 1999, between Pointshare Corporation, a Delaware corporation formerly known as Healthknowledge Corporation (the "Company"), and Dennis
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Schmuland, M.D. ("Schmuland").
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                                    Recitals

A. The Company and Schmuland entered into an Employment Agreement dated as of July 18, 1997 (the "Employment Agreement").
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B.  The Company and Schmuland entered into a Stock Restriction Agreement dated as of July 17, 1997 (the "Restriction Agreement").
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C.  The Company and Schmuland desire to amend certain provisions of the
Employment Agreement and the Restriction Agreement.

                                   Agreement

    In consideration of the mutual covenants set forth in this Agreement, the Company and Schmuland agree as follows:

    1. Employment Position. Section 2(a) of the Employment Agreement is amended in its entirety as follows:

    "(a)  Position. The Company agrees to employ the Employee as its Vice
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President and Chief Medical Officer for the term of his Employment under this
Agreement ("Employment")."

     2. Departure from Board of Directors. The Company and Schmuland each agree that Schmuland no longer being a member of the Board of Directors of the Company shall not constitute (i) a "Good Reason" under section 1(f) of the Employment Agreement or (ii) Involuntary or Constructive Termination under
Section 1(a) of the Restriction Agreement.

     3. Repurchase Option. The Company and Schmuland each agree that the Company's Repurchase Option shall terminate and be of no further force and effect with respect to all shares of the Option Stock (as defined in the Restriction Agreement). The Company will cause the Escrow Agent (as defined in the Restriction Agreement) to release all shares of the Option Stock still held in escrow as soon as practicable after execution of this Agreement.

    The parties have executed and delivered this Agreement effective as of the day and year first set forth above.

Pointshare Corporation                     Dennis Schmuland, M.D.


By:  /s/ Timothy J. Kilgallon          /s/ Dennis Schmuland, M.D.
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         Timothy J. Kilgallon
         President and CEO